GTS/ELVE

TENAGA NASIONAL BERHAD

(TNB 190)
(2g/068344/2)

To,

.. ..
Tenaga Nasional Berhad (Sungai Petani) 23,
Jalan Petri
08000 Sungai Petani Kedah
Darul Aman.

BANK GUARANTEE FOR PAYMENT OF BILL/COMPENSATION SETTLED - PEBMCA019976
REPLACING BANK GUARANTEE NO. PEBSMT551990

In response to Tenaga Nasional Berhad (hereinafter referred to as "Tenaga Nasional") for supplying electrical power or renting equipment to TEM ELECTRONICS (M) SDN. BHD. (hereinafter referred to as "User") HSBC BANK MALAYSIA BERHAD.. at the address
MENARA IQ, LEVEL 30, LINGKARAN TRX, 55188 TUN RAZAK EXCHANGE, KUALA LUMPUR, MALAYSIA
. ...-...-..... . .. .
(hereinafter referred to as "the Bank") shall pay to Tenaga National any amount not exceeding **RMS0,000.**00 that may be owed by the User to Tenaga Nasional at any time and still owed at any time and/or at any time during the warranty period [in connection with compensation payments as recorded in the electricity supply contract by Tenaga Nasional to the User and] also in connection with the supply of electrical power and/or
: rental of equipment by Tenaga Nasional to Users.

THE BANK HEREBY AGREES AND ACKNOWLEDGES AS FOLLOWS:

1. This guarantee is valid for one (1) year from **July 1, 2025,** to **June 30, 2026.**

2.(a) This guarantee is valid continuously in accordance with the terms stated above in relation to the period and amount of money.

[(b) The Bank agrees to provide Tenaga Nasional with a Bank Guarantee for the payment of compensation as well as a Guarantee for the supply of electrical power and/or the rental of electrical equipment].

3. Written notice of any default by the User shall be given by Tenaga Nasional to the Bank and within seven (7) days of receipt thereof the Bank shall pay any money payable by the User under this guarantee.

4. This guarantee may be terminated at any time at the Bank's option by giving one (1) month's written notice to Tenaga Nasional, and after the expiration of one month, this guarantee shall terminate without prejudice to Tenaga Nasional's rights to request and obtain from the Bank any amount or amounts of money that may be owed by Tenaga Nasional's users on the date the guarantee expires in connection with [settlement of compensation payments and] the supply of electricity or rental of equipment in accordance with the terms stated above.

..2/-

HSBC BANK MALAYSIA BERHAD

5. Any notices that need to be given by Tenaga Nasional to the Bank are stated below and shall be given within sixty (60) days from the relevant date.

6. This guarantee shall not be affected or impaired by the dissolution or winding up of the user.

Dated May 20, 2025 ....

Signed by And on behalf of)
the Bank) Kasthury A/P Shanmugam 058473 Carmen Tan Chia Yoon 069113

HSBC BANK MALAYSIA BERHAD GTE Menara IQ, Lingkaran TRX Tun Razak Exchange

)

In the presence of)

Nursyafiqah Indah binti Abdul Halim
. 0I8Z0£... . . ..
)

NOTES i) Delete the lines marked [ ] for users who are not eligible for the Compensation Payment.

ii)	Payment guarantee for electricity supply	- RM	**50,000.00**
	Payment guarantee for compensation	- RM	
	Total Guarantee Amount	- RM	50,000.00

NO CA: **220493614306 & 220493616006**

KE N MALAYSIA

OFFICIAL
INSTITUTE OF RESEARCH RESULTS OF THE 4 STATES OF MALAYSIA
RESEARCH TOWER
RIMBA PERMAI BROADCASTING
CYBER 8, 63000 CYBERJAYA LANG R
DARUL EH

MALAY 2 I A

ORIGINAL

OFFICIAL RECEIPT STAMP

OFFICIAL RECEIPT STAMP

(Please attach this official receipt stamp to the letter as proof of postage)

Please attach this official stamp/receipt to the instrument as proof of stamping.

Payment Method Payment — ADDITIONAL CREDIT VALUE
Method Adjudication No. — GDFAA0030BAE5BF
Adjudication No. — PERFORMANCE BOND MAIN LETTER
Type of Instrument
Type of Instrument — May 20, 2025
Date of Instrument
Date of Instrument
Consideration — RM 50,000.00

Information on the First *Party /* Seller / Grantor *First Pa* *First Party / Vendor/ Transferor/Assignor*
TEM ELECTRONICS (M) SDN BHD, COMPANY NUMBER :IKAT 0365460T
Second Party / Purchas Transferee / Assignee
Information on the Second Party / Buyer / Recipient : SYARIKAT 0200866W
TENAGA NASIONAL BERHAD, COMPANY NO 6
Instrument Description
Details of Assets I *Proper Procedure/Instrument* o
PEBMCA019976

" .... ..é....

A L A I

This letter is hereby approved, endorsed, and certified as per the information below:
fy ‹msmped and in

No. Resit Rasmi
Tarikh Penyetem
Duti Setem Diker
Penalti *Penalty*

Pemungut Duti Setem

No. Treasury Approval Treasu/yAJsproxa/ /\la.: KK/0SKK/10/600-Z/1/2(60)

Tarikh Cetak ***Printed Date : 21/05/2025 10:43:38***

The authenticity of this Official Receipt Stamp can be verified at stamps.hasil.gov.my or through the mobile app.

This is a computer printout and does not require a signature

This is a computer generated printout and no signature is required

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